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                                  EXHIBIT 5(c)

             Amended Schedule A to the Investment Advisory Agreement
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                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                       DATED AS OF AUGUST 1, 1988 BETWEEN
                              THE ASO OUTLOOK GROUP
                                       AND
                               AMSOUTH BANK, N.A.
                              AS OF MARCH 12, 1997

     Name of Fund
----------------------

AmSouth Mutual Funds       Annual rate of forty one-hundredths of one percent
Prime Obligations Fund     (.40%) of AmSouth Mutual Funds Prime Obligations
                           Fund's average daily net assets.

AmSouth Mutual Funds       Annual rate of eighty one-hundredths of one percent
Equity Fund                (.80%) of AmSouth Mutual Funds Equity Fund's average
                           daily net assets.

AmSouth Mutual Funds       Annual rate of eighty one-hundredths of one percent
Regional Equity Fund       (.80%) of AmSouth Mutual Funds Regional Equity
                           Fund's average daily net assets.

AmSouth Mutual Funds       Annual rate of forty one-hundredths of one percent
U.S. Treasury Fund         (.40%) of AmSouth Mutual Funds U.S. Treasury Fund's
                           average daily net assets.

AmSouth Mutual Funds       Annual rate of forty one-hundredths of one percent
Tax Exempt Fund            (.40%) of AmSouth Mutual Funds Tax Exempt Fund's
                           average daily net assets.

AmSouth Mutual Funds       Annual rate of sixty-five one-hundredths of one
Bond Fund                  percent (.65%) of AmSouth Mutual Funds Bond Fund's
                           average daily net assets.

AmSouth Mutual Funds       Annual rate of eighty one-hundredths of one percent
Balanced Fund              (.80%) of AmSouth Mutual Funds Balanced Fund's
                           average daily net assets.

AmSouth Mutual Funds       Annual rate of sixty-five one-hundredths of one
Municipal Bond Fund        percent (.65%) of AmSouth Mutual Funds Municipal Bond
                           Fund's average daily net assets.


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AmSouth Mutual Funds       Annual rate of sixty-five one-hundredths of one
Government Income Fund     percent (.65%) of AmSouth Mutual Funds Government
                           Income Fund's average daily net assets.

AmSouth Mutual Funds       Annual rate of sixty-five one-hundredths of one
Florida Tax-Free Fund      percent (.65%) of AmSouth Mutual Funds Florida
                           Tax-Free Fund's average daily net assets.

AmSouth Mutual Funds       Annual Basic Rate of eighty one-hundredths of one
Capital Growth Fund        percent (.80%) of AmSouth Mutual Funds Capital
                           Growth Fund's average daily net assets.

AmSouth Mutual Funds       Annual Basic Rate of eighty one-hundredths of one
Small Cap Fund             percent (.80%) of AmSouth Mutual Funds Small Cap
                           Fund's average daily net assets.

AmSouth Mutual Funds       Annual rate of eighty one-hundredths of one percent
Equity Income Fund         (.80%) of AmSouth Mutual Funds Equity Income Fund's
                           average daily net assets.


AMSOUTH BANK OF ALABAMA                   AMSOUTH MUTUAL FUNDS


By: /s/ Michael Baker                     By: /s/ John Calvano
    ----------------------------             ----------------------------

Name: Michael Baker                       Name: John Calvano

Title:                                    Title: Secretary
      --------------------------


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